Exhibit 99.1

AngioDynamics Reports Fiscal Year 2026 Third Quarter Financial Results; Sustained Double-Digit Med Tech Growth Drives Continued Profitability

•	Med Tech segment delivered its sixth consecutive quarter of double-digit growth
•	Strong adjusted EBITDA
•	Third consecutive quarter the Company raised full year FY 2026 guidance for net sales and Adjusted EBITDA

LATHAM, N.Y.--(BUSINESS WIRE)— April 2, 2026-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the third quarter of fiscal year 2026, which ended February 28, 2026.

Fiscal Year 2026 Third Quarter Highlights

	Quarter Ended February 28, 2026	Pro Forma* YoY Growth
Net Sales	$78.4 million	8.9%
Med Tech Net Sales	$37.3 million	19.0%
Med Device Net Sales	$41.1 million	1.1%

•	GAAP gross margin of 52.9%
•	GAAP loss per share of $0.19
•	Adjusted loss per share of $0.07
•	Adjusted EBITDA of $1.8 million
•	Ended fiscal 2026 third quarter with $37.8 million in cash, in line with expectations

*Pro forma results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC, Midline and tip location product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax support catheter products in February 2024.

"We delivered a strong quarter, driven by continued execution across the organization, allowing us to deliver yet another quarter of profitable growth," commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. "Our mechanical thrombectomy portfolio exhibited standout performance as commercial adoption continues to build with both AlphaVac and AngioVac, confirming our belief that we have the strongest mechanical thrombectomy portfolio available. Auryon remains a consistent growth driver, and NanoKnife is accelerating adoption as we see our commercial strategy supported by the recently effective CPT 1 code for prostate. Beyond the demonstrated topline growth in our higher margin Med Tech businesses, the disciplined execution of our operating initiatives translated into another quarter of strong positive adjusted EBITDA."

Mr. Clemmer continued, "Our year-to-date performance gives us confidence in our ability to continue to deliver on our strategy and vision. The progress we have made over the past several years is showing up in our results, and we remain focused on driving sustained, profitable growth as we head into the fourth quarter and fiscal 2027."

Fiscal Year 2026 Third Quarter Financial Results

Unless otherwise noted, all financial comparisons below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC, Midline, and tip location product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales for the third quarter of fiscal year 2026 were $78.4 million, an increase of 8.9% compared to the prior-year quarter.

Med Tech net sales were $37.3 million, a 19.0% increase from $31.3 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, our thrombus management platform which is led by AlphaVac and AngioVac, and the NanoKnife irreversible electroporation platform.

Growth during the quarter was driven by solid performance across the Med Tech segment. Auryon sales were $16.3 million, an increase of 17.9% compared to the prior-year quarter, our Mechanical Thrombectomy business, which includes AngioVac and AlphaVac, delivered sales of $11.5 million, an increase of 17.9% compared to the prior-year quarter, and NanoKnife sales were $7.6 million, an increase of 21.0% compared to the prior-year quarter, including 20.0% growth in probes and 24.9% growth in capital sales.

Med Device net sales were $41.1 million, a 1.1% increase compared to $40.7 million in the prior-year period.

Gross margin for the third quarter of fiscal 2026 was 52.9%, which was 110 basis points lower compared to the third quarter of fiscal 2025, primarily driven by the impact and timing of tariffs, increased inflation and certain costs associated with the Company’s manufacturing transition, all of which were in-line with the Company’s expectations.

The Company recorded a GAAP net loss of $8.1 million, or a loss per share of $0.19, in the third quarter of fiscal 2026. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the third quarter of fiscal 2026 was $3.0 million, or a loss per share of $0.07. This compares to an adjusted net loss during the fiscal third quarter of 2025 of $3.1 million, or a loss per share of $0.08.

Adjusted EBITDA in the third quarter of fiscal 2026, excluding the items shown in the non-GAAP reconciliation table below, was $1.8 million, compared to $1.3 million in the third quarter of fiscal 2025.

Tariff related expenses were $1.3 million during the quarter, compared to zero for the prior year quarter, in-line with the Company’s expectations.

In the third quarter of fiscal 2026, the Company used $3.0 million of cash, slightly less than the Company’s expectations.

At February 28, 2026, the Company had $37.8 million in cash and maintains a debt-free balance sheet.

Fiscal Year 2026 Financial Guidance

For fiscal year 2026 the Company now expects:

Guidance Metric	Guidance Action	Current Guidance (as of April 2, 2026)	Previous Guidance (as of January 6, 2026)
Net Sales	Increased	$313.5 - $315.5 M	$312 - $314 M
Med Tech Net Sales Growth	Increased	15% - 17%	14% - 16%
Med Device Net Sales Growth	Increased	Approx. 1%	0% - 1%
Gross Margin	Unchanged	53.5% - 55.5%	53.5% - 55.5%
Adjusted EBITDA	Increased	$10.0 - $12.0 M	$8.0 - $10.0 M
Adjusted EPS	Increased	($0.30) – ($0.23)	($0.33) – ($0.23)

Cash Flow Guidance

The Company remains on course to illustrate that its business model will be cash flow positive and expects to generate substantial cash in the fourth fiscal quarter, in line with historical trends. During the third fiscal quarter, the Company was advised by its sterilization vendors of their plan to implement two upcoming temporary shutdowns to perform maintenance activities during the fourth quarter. To proactively address this and avoid any potential commercial disruptions, the Company plans to increase inventory levels for certain products during the fourth quarter. The net result will be the acceleration of the use of approximately $3.0 to $5.0 million of cash to build inventory in the back half of fiscal year 2026, which normally would have been used in future periods. This may result in cash flow for fiscal year 2026 being slightly negative. The Company noted that there is no modification to the positive cash generation pathway that it has been on or the cash generation profile of the business.

Tariff Related Guidance Assumptions

For the full fiscal year 2026, the Company continues to expect a $4.0 - $6.0 million impact from tariffs, which are included in the above provided guidance.

All assumptions made related to expected tariff impacts are based on the Company’s point of view on the current tariff situation, as of April 2, 2026. As the situation is fluid, these assumptions may change in the future.

Conference Call

The Company’s management will host a conference call at 8:00 a.m. ET the same day to discuss the results. To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international). This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available, until Thursday, April 9, 2026 at 11:59 PM ET. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13758776.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, tariffs, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2025. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

Investors:
Stephen Trowbridge
Executive Vice President & CFO
518-795-1408
strowbridge@angiodynamics.com

Media:
Saleem Cheeks
Vice President, Communications
518-795-1174
scheeks@angiodynamics.com

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)
Net sales	$78,423	(2)	$78,421	$72,004	9	$72,013
Cost of sales (exclusive of intangible amortization)	36,944	—	36,944	33,147	6	33,153
Gross margin	41,479	(2)	41,477	38,857	3	38,860
% of net sales	52.9%		52.9%	54.0%		54.0%

Operating expenses
Research and development	7,084	—	7,084	6,913	—	6,913
Sales and marketing	27,437	—	27,437	25,504	—	25,504
General and administrative	10,719	—	10,719	10,490	—	10,490
Amortization of intangibles	2,668	—	2,668	2,598	—	2,598
Change in fair value of contingent consideration	—	—	—	40	—	40
Acquisition, restructuring and other items, net	6,522	—	6,522	3,286	(3)	3,283
Total operating expenses	54,430	—	54,430	48,831	(3)	48,828
Operating loss	(12,951)	(2)	(12,953)	(9,974)	6	(9,968)
Interest income (expense), net	(88)	—	(88)	135	—	135
Other income (expense), net	4,967	(5,000)	(33)	5,430	(5,500)	(70)
Total other income (expense), net	4,879	(5,000)	(121)	5,565	(5,500)	65
Loss before income tax (benefit) expense	(8,072)	(5,002)	(13,074)	(4,409)	(5,494)	(9,903)
Income tax (benefit) expense	12	—	12	(2)	—	(2)
Net loss	$(8,084)	$(5,002)	$(13,086)	$(4,407)	$(5,494)	$(9,901)

Loss per share
Basic	$(0.19)		$(0.31)	$(0.11)		$(0.24)
Diluted	$(0.19)		$(0.31)	$(0.11)		$(0.24)

Weighted average shares outstanding
Basic	41,596		41,596	40,853		40,853
Diluted	41,596		41,596	40,853		40,853

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended February 28, 2026 and February 28, 2025.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Nine Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)
Net sales	$233,567	(2)	$233,565	$212,340	188	$212,528
Cost of sales (exclusive of intangible amortization)	105,448	—	105,448	96,853	155	97,008
Gross margin	128,119	(2)	128,117	115,487	33	115,520
% of net sales	54.9%		54.9%	54.4%		54.4%

Operating expenses
Research and development	21,269	—	21,269	19,632	—	19,632
Sales and marketing	82,278	—	82,278	76,698	—	76,698
General and administrative	33,425	—	33,425	31,856	—	31,856
Amortization of intangibles	7,964	—	7,964	7,730	—	7,730
Change in fair value of contingent consideration	—	—	—	272	—	272
Acquisition, restructuring and other items, net	12,915	—	12,915	13,465	161	13,626
Total operating expenses	157,851	—	157,851	149,653	161	149,814
Operating loss	(29,732)	(2)	(29,734)	(34,166)	(128)	(34,294)
Interest income (expense), net	(194)	—	(194)	975	—	975
Other income (expense), net	4,661	(5,000)	(339)	5,269	(5,500)	(231)
Total other income (expense), net	4,467	(5,000)	(533)	6,244	(5,500)	744
Loss before income tax expense	(25,265)	(5,002)	(30,267)	(27,922)	(5,628)	(33,550)
Income tax expense	72	—	72	21	—	21
Net loss	$(25,337)	$(5,002)	$(30,339)	$(27,943)	$(5,628)	$(33,571)

Loss per share
Basic	$(0.61)		$(0.73)	$(0.68)		$(0.82)
Diluted	$(0.61)		$(0.73)	$(0.68)		$(0.82)

Weighted average shares outstanding
Basic	41,467		41,467	40,809		40,809
Diluted	41,467		41,467	40,809		40,809

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the nine months ended February 28, 2026 and February 28, 2025.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income (Loss) and Pro Forma Adjusted Net Loss:

	Three Months Ended
	Actual(1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)

Net loss	$(8,084)	$(5,002)	$(13,086)	$(4,407)	$(5,494)	$(9,901)

Amortization of intangibles	2,668	—	2,668	2,598	—	2,598
Change in fair value of contingent consideration	—	—	—	40	—	40
Acquisition, restructuring and other items, net (3)	6,522	—	6,522	3,286	(3)	3,283
Tax effect of non-GAAP items (4)	(245)	1,150	905	(350)	1,264	914
Adjusted net income (loss)	$861	$(3,852)	$(2,991)	$1,167	$(4,233)	$(3,066)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted and Pro Forma Adjusted Diluted Income (Loss) Per Share:

	Three Months Ended
	Actual(1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)

Diluted loss per share	$(0.19)	$(0.12)	$(0.31)	$(0.11)	$(0.13)	$(0.24)

Amortization of intangibles	0.06	—	0.06	0.06	—	0.06
Change in fair value of contingent consideration	—	—	—	0.01	—	0.01
Acquisition, restructuring and other items, net (3)	0.16	—	0.16	0.08	(0.01)	0.07
Tax effect of non-GAAP items (4)	(0.01)	0.03	0.02	(0.01)	0.03	0.02
Adjusted diluted income (loss) per share	$0.02	$(0.09)	$(0.07)	$0.03	$(0.11)	$(0.08)

Adjusted diluted sharecount (5)	43,752	41,596	41,596	42,091	40,853	40,853

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended February 28, 2026 and 2025, respectively .

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

(3)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(4) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 28, 2026 and 2025.

(5) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands)

Reconciliation of Net Loss and non-GAAP Pro Forma Adjusted Net Loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

	Three Months Ended
	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)
Net loss	$(8,084)	$(5,002)	$(13,086)	$(4,407)	$(5,494)	$(9,901)
Income tax expense	12	—	12	(2)	—	(2)
Interest expense (income), net	88	—	88	(135)	—	(135)
Depreciation and amortization	5,591	—	5,591	6,319	—	6,319
Change in fair value of contingent consideration	—	—	—	40	—	40
Stock based compensation	2,684	—	2,684	2,398	—	2,398
Acquisition, restructuring and other items, net (3)	6,522	—	6,522	2,623	(3)	2,620
Adjusted EBITDA	$6,813	$(5,002)	$1,811	$6,836	$(5,497)	$1,339

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended February 28, 2026 and 2025, respectively .

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

(3)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss and Pro Forma Adjusted Net Loss:

	Nine Months Ended
	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)

Net loss	$(25,337)	$(5,002)	$(30,339)	$(27,943)	$(5,628)	$(33,571)

Amortization of intangibles	7,964	—	7,964	7,730	—	7,730
Change in fair value of contingent consideration	—	—	—	272	—	272
Acquisition, restructuring and other items, net (3)	12,915	—	12,915	13,465	161	13,626
Tax effect of non-GAAP items (4)	1,081	1,150	2,231	1,506	1,257	2,763
Adjusted net loss	$(3,377)	$(3,852)	$(7,229)	$(4,970)	$(4,210)	$(9,180)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted and Pro Forma Adjusted Diluted Loss Per Share:

	Nine Months Ended
	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)

Diluted loss per share	$(0.61)	$(0.12)	(0.73)	(0.68)	$(0.14)	(0.82)

Amortization of intangibles	0.19	—	0.19	0.19	$—	0.19
Change in fair value of contingent consideration	—	—	—	0.01	$—	0.01
Acquisition, restructuring and other items, net (3)	0.31	—	0.31	0.32	$0.01	0.33
Tax effect of non-GAAP items (4)	0.03	0.03	0.06	0.04	$0.03	0.07
Adjusted diluted loss per share	$(0.08)	$(0.09)	$(0.17)	$(0.12)	$(0.10)	$(0.22)

Adjusted diluted sharecount (5)	41,467	41,467	41,467	40,809	40,809	40,809

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the nine months ended February 28, 2026 and 2025, respectively .

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

(3)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(4) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 28, 2026 and 2025.

(5) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands)

Reconciliation of Net Loss and non-GAAP Pro Forma Net Loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

	Nine Months Ended
	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025
	(unaudited)			(unaudited)

Net loss	$(25,337)	$(5,002)	$(30,339)	$(27,943)	$(5,628)	$(33,571)

Income tax expense	72	—	$72	21	—	$21
Interest expense (income), net	194	—	$194	(975)	—	$(975)
Depreciation and amortization	17,358	—	$17,358	19,967	—	$19,967
Change in fair value of contingent consideration	—	—	$—	272	—	$272
Stock based compensation	10,045	—	$10,045	8,131	—	$8,131
Acquisition, restructuring and other items, net (3)	12,578	—	$12,578	10,239	161	$10,400
Adjusted EBITDA	$14,910	$(5,002)	$9,908	$9,712	$(5,467)	$4,245

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the nine months ended February 28, 2026 and 2025, respectively .

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

(3)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Nine Months Ended
	Feb 28, 2026	Feb 28, 2025	Feb 28, 2026	Feb 28, 2025
	(unaudited)		(unaudited)
Legal (1)	$146	$—	$1,831	$406
Mergers and acquisitions	—	—	—	737
Plant closure (2)	5,195	3,130	9,911	11,820
Transition service agreement (3)	(555)	(463)	(1,523)	(1,424)
CEO retirement and transition(4)	870	—	870	—
Other	866	619	1,826	1,926
Total	$6,522	$3,286	$12,915	$13,465

(1) Legal expenses related to litigation that is outside the normal course of business.

(2) Plant closure expense, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.

(3) Transition services agreements that were entered into with Merit and Spectrum.

(4) CEO retirement and transition expenses related to the CEO search and retention agreements with the Company's executive leadership team.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended
		Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	% Growth	% Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$37,282	$—	$37,282	$31,341	$—	$31,341	19.0%	19.0%
Med Device	41,141	(2)	41,139	40,663	9	40,672	1.2%	1.1%
	$78,423	$(2)	$78,421	$72,004	$9	$72,013	8.9%	8.9%

Net Sales
United States	$67,278	$(2)	$67,276	$61,340	$4	$61,344	9.7%	9.7%
International	11,145	—	11,145	10,664	5	10,669	4.5%	4.5%
	$78,423	$(2)	$78,421	$72,004	$9	$72,013	8.9%	8.9%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended February 28, 2025.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Three Months Ended
		Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$23,292	$—	$23,292	$19,588	$—	$19,588	18.9%	18.9%
Gross margin % of sales	62.5%		62.5%	62.5%		62.5%

Med Device	$18,187	$(2)	$18,185	$19,269	$3	$19,272	(5.6)%	(5.6)%
Gross margin % of sales	44.2%		44.2%	47.4%		47.4%

Total	$41,479	$(2)	$41,477	$38,857	$3	$38,860	6.7%	6.7%
Gross margin % of sales	52.9%		52.9%	54.0%		54.0%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended February 28, 2025.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Nine Months Ended
		Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	% Growth	% Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$108,196	$—	$108,196	$90,863	$—	$90,863	19.1%	19.1%
Med Device	125,371	(2)	125,369	121,477	188	121,665	3.2%	3.0%
	$233,567	$(2)	$233,565	$212,340	$188	$212,528	10.0%	9.9%

Net Sales
United States	$201,328	$(2)	$201,326	$183,499	$14	$183,513	9.7%	9.7%
International	32,239	—	32,239	28,841	174	29,015	11.8%	11.1%
	$233,567	$(2)	$233,565	$212,340	$188	$212,528	10.0%	9.9%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the nine months ended February 28, 2025.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Nine Months Ended
		Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Feb 28, 2026	Feb 28, 2026	Feb 28, 2026	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$68,500	$—	$68,500	$57,398	$—	$57,398	19.3%	19.3%
Gross margin % of sales	63.3%		63.3%	63.2%		63.2%

Med Device	$59,619	$(2)	$59,617	$58,089	$33	$58,122	2.6%	2.6%
Gross margin % of sales	47.6%		47.6%	47.8%		47.8%

Total	$128,119	$(2)	$128,117	$115,487	$33	$115,520	10.9%	10.9%
Gross margin % of sales	54.9%		54.9%	54.4%		54.4%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the nine months ended February 28, 2025.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Feb 28, 2026	May 31, 2025
	(unaudited)	(audited)
Assets
Current assets:
Cash	$37,810	$55,893
Accounts receivable, net	45,552	42,890
Inventories	58,578	62,006
Prepaid expenses and other	13,612	7,535
Total current assets	155,552	168,324
Property, plant and equipment, net	29,142	32,300
Other assets	10,498	10,404
Intangible assets, net	65,486	69,116
Total assets	$260,678	$280,144
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$29,105	$33,291
Accrued liabilities	32,303	35,518
Other current liabilities	4,658	7,388
Total current liabilities	66,066	76,197
Deferred income taxes	4,554	4,073
Other long-term liabilities	16,701	16,904
Total liabilities	87,321	97,174
Stockholders' equity	173,357	182,970
Total Liabilities and Stockholders' Equity	$260,678	$280,144

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	Feb 28, 2026	Feb 28, 2025	Feb 28, 2026	Feb 28, 2025
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(8,084)	$(4,407)	$(25,337)	$(27,943)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,591	6,319	17,358	19,967
Non-cash lease expense	350	503	1,200	1,496
Non-cash interest expense	72	—	217	—
Stock based compensation	2,684	2,398	10,045	8,131
Change in fair value of contingent consideration	—	40	—	272
Deferred income taxes	57	(207)	(7)	(795)
Change in accounts receivable allowances	317	142	190	530
Fixed and intangible asset disposals	38	38	318	97
Other	315	30	817	149
Changes in operating assets and liabilities:
Accounts receivable	(1,418)	(474)	(2,847)	(424)
Inventories	7,057	2,810	3,584	(2,493)
Prepaid expenses and other	(4,077)	(9,387)	(6,372)	(9,459)
Accounts payable, accrued and other liabilities	(6,012)	(10,964)	(13,529)	(18,467)
Net cash used in operating activities	(3,110)	(13,159)	(14,363)	(28,939)
Cash flows from investing activities:
Additions to property, plant and equipment	(1,015)	(1,798)	(2,168)	(3,687)
Additions to placement and evaluation units	(492)	(1,391)	(2,511)	(3,868)
Net cash used in investing activities	(1,507)	(3,189)	(4,679)	(7,555)
Cash flows from financing activities:
Proceeds from financing arrangement	—	6,310	—	6,310
Principal payments on finance arrangements	(95)	(58)	(278)	(58)
Repurchase of common stock	—	—	—	(1,670)
Proceeds from exercise of stock options and employee stock purchase plan	716	895	950	933
Net cash provided by financing activities	621	7,147	672	5,515
Effect of exchange rate changes on cash	168	(128)	287	(317)
Decrease in cash	(3,828)	(9,329)	(18,083)	(31,296)
Cash at beginning of period	41,638	54,089	55,893	76,056
Cash at end of period	$37,810	$44,760	$37,810	$44,760